Exhibit 10(ee)

HANOVER FOODS CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN TRUST AGREEMENT

(Effective January 1, 2002)

AMENDMENT NO. 1

Hanover Foods Corporation, a Pennsylvania corporation, hereby adopts this amendment to the Hanover Foods Corporation Employee Stock Trust (“Trust”). This amendment is adopted pursuant to Section 8.1 of the Trust.

1.   The following language shall be submitted as the last WHEREAS clause of the introductory language of the Trust:

“WHEREAS, Cyril T. Noel has been reappointed as Trustee and Luzerne National Bank Corporation has been appointed as Trustee and each and has accepted such appointment as of the date set forth below”

2.   Section 1.1 shall be amended to add the following language at the end thereof:

“The term ‘Trustee’ as used herein shall apply to both Luzerne National Bank Corporation and Cyril T. Noel; provided, however, that Luzerne National Bank shall be a directed Trustee and its duties, responsibilities and obligations shall be limited to those specifically described in this Trust Agreement. With respect to such duties, responsibilities and obligations of Luzerne National Bank Corporation in its capacity as trustee, the term ‘Corporate Trustee’ shall be used. All other duties, responsibilities and obligations designated to the ‘Trustee’ or to ‘Trustee Noel’ herein shall apply solely to Cyril T. Noel in his capacity as trustee.”

3.   Section 2.2(f) shall be amended and restated as follows:

“(f) except as specifically provided below, the Corporate Trustee shall have the power to vote, as directed by Corporate Election Services, Inc., at any election of any corporation, including the Company, in which the Fund is invested; and similarly to exercise, personally or by a general or limited power of attorney, any right appurtenant to any authorized investment, including securities of the Company, held by the Fund. The Corporate Trustee shall not have any duty or obligation to vote in any election or act in any matter unless specifically directed by Corporate Election Services, Inc. With respect to any matter that Trustee Noel determines to be procedural or ministerial in nature (including, but not limited to, adjournment, postponement other similar motions at shareholders meetings and other procedural matters to come before such meetings), or any other matter in which appropriate direction is not given to Corporate Trustee, Trustee Noel shall have complete and exclusive authority to vote and similarly to exercise any right appurtenant to any authorized investment, including securities of the Company, held by the Fund.”

4.   Section 2.2(k) shall be amended and restated as follows:

“to consult with legal counsel (who may also be counsel for Trustee Noel, Corporate Trustee or the Company generally) with respect to any of its duties or obligations hereunder; to be fully protected in relying upon the written opinion of such legal counsel; and to pay the reasonable fees and expenses of such counsel, which shall be deemed to be expenses of the Trust and for which the Trustee Noel and/or Corporate Trustee shall be reimbursed in accordance with Section 4.1.”

5.   Section 4.1(b) shall be amended to add the following sentence at the end thereof:

“The above notwithstanding, the Corporate Trustee shall be paid a fee as set forth on Schedule A hereto and shall be entitled to be reimbursed for its reasonable legal fees and expenses incurred in connection with its duties under this Agreement.”

6.   Section 4.1(d) shall be amended to add the following sentence:

“The Corporate Trustee shall be under no liability to any person for any loss of any kind which may result by reason of its voting of shares as directed by Corporate Election Services, Inc. or its successors as required under Section 2.2(f).”

7.   Article V shall be amended to add the following Section 5.3:

“5.3 Allocation of Trustee Duties. Corporate Trustee shall have only those powers and duties specified in Sections 2.2 and 4.1. All other powers and duties are reserved to Trustee Noel.”

8.   This amendment shall be effective as of July 23, 2004.

IN WITNESS WHEREOF, and as evidence of the adoption of this amendment, the Company has caused the same to be executed and attested by its duly authorized officers and the Trustee has executed this amendment as of this 23rd day of July, 2004.

ATTEST:		HANOVER FOODS CORPORATION

/s/ Gary T. Knisely		By:	/s/ John A. Warehime

Secretary			President

WITNESS:

/s/ Gary T. Knisely		/s/ Cyril T. Noel

Cyril T. Noel, Trustee

ATTEST:		LUZERNE NATIONAL BANK CORPORATION

By:	/s/ Thomas Guidi	By:	/s/ Emil J. Warren

Vice President & Trust Officer